EXHIBIT 99.1

Spectrum Brands, Inc. 3001 Deming Way Middleton, WI 53562 P.O. Box 620992 Middleton WI 53562 (608) 275-3340

For Immediate Release	Investor/Media Contact: Dave Prichard 608-278-6141

Spectrum Brands Announces Pricing of Senior Notes Offering
Middleton, WI, May 14, 2015 – Spectrum Brands Holdings, Inc. (NYSE: SPB) announced today that its wholly owned subsidiary Spectrum Brands, Inc. (“Spectrum Brands”) will sell $1,000 million aggregate principal amount of 5.750% Senior Notes due 2025 (the “Notes”) at a price of 100.00% of the par value.
The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. buyers in accordance with Regulation S under the Securities Act. The Notes will be fully and unconditionally guaranteed by Spectrum Brands’ direct parent company, SB/RH Holdings, LLC, as well as by existing and future domestic subsidiaries.
Spectrum Brands intends to use the net proceeds from the offering of the Notes to fund its acquisition of Armored AutoGroup Parent Inc. (“AAG”) and to pay related costs, fees and expenses including, without limitation, funding the discharge and/or repayment of substantially all of AAG’s outstanding indebtedness as of the closing of the AAG Acquisition.
This press release is for informational purposes only and is neither an offer to sell nor solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes or any securities will be made only by means of an offering memorandum.
The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc.
Spectrum Brands Holdings, a member of the Russell 2000 Index, is a global and diversified consumer products company and a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, faucets, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, VARTA®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister™, Remington®, George Foreman®, Black + Decker®, Farberware®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS®, Eukanuba®, Digest-eeze™, Healthy-Hide®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag® and Liquid Fence®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 160 countries. Based in Middleton, Wisconsin, Spectrum Brands Holdings generated net sales of approximately $4.43 billion in fiscal 2014.
Forward-Looking Statements
Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the offering, the completion of the AAG acquisition and the achievement of the expected benefits of any such transactions, expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to integrate and realize synergies from our recent acquisitions and any possible future acquisitions, including the Armored AutoGroup acquisition, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global capital markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum Brands’ ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands Holdings, Inc. and SB/RH Holdings, Inc., including each of their most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.

Spectrum Brand also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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